Exhibit 99.1

Stitch Fix Announces Second Quarter of Fiscal 2026 Financial Results

SAN FRANCISCO, March 11, 2026 (BUSINESSWIRE) -- Stitch Fix, Inc. (NASDAQ: SFIX), the leading online personal styling service, today announced its financial results for the second quarter of fiscal 2026 ended January 31, 2026.
“We delivered a strong Q2 with 9.4% revenue growth year over year,” said Matt Baer, CEO, Stitch Fix. “Our client experience enhancements, improvements to the quality and breadth of our assortment, and new AI features are resonating and driving increased client engagement. We are gaining market share and strengthening our role as our clients’ retailer of choice for apparel, footwear and accessories as we remain focused on offering the most client-centric and personalized shopping experience in apparel retail.”
Second Quarter Fiscal 2026 Key Metrics and Financial Highlights
•Net revenue of $341.3 million, an increase of 9.4% year-over-year.
•Active clients of 2.288 million, a decrease of 0.8% quarter-over-quarter and a decrease of 3.5% year-over-year.
•Net revenue per active client of $577, an increase of 7.4% year-over-year.
•Gross margin of 43.6%, a decrease of 90 basis points year-over-year.
•Net loss of $2.7 million and net loss margin of 0.8%; diluted loss per share of $0.02.
•Adjusted EBITDA of $15.9 million and Adjusted EBITDA margin of 4.7%.
•Net cash provided by operating activities of $7.3 million and free cash flow of $3.4 million.
•Cash, cash equivalents, and investments of $240.5 million. The Company has no debt.
Financial Outlook
Stitch Fix’s financial outlook for the third quarter of fiscal 2026, ending May 2, 2026, is as follows:

Q3 2026
Net Revenue	$330 million - $335 million	1.5% - 3.1% YoY
Adjusted EBITDA	$7 million - $10 million	2.1% - 3.0% margin
The Company’s fiscal year is a 52-week or 53-week period ending on the Saturday closest to July 31. The fiscal years 2025 and 2026 are 52-week years.
Stitch Fix’s updated financial outlook for fiscal year 2026 is as follows:

Fiscal Year 2026
Net Revenue	$1.330 billion - $1.350 billion	5.0% - 6.5% YoY
Adjusted EBITDA	$42 million - $50 million	3.2% - 3.7% margin

The Company expects full fiscal year 2026 gross margin to be between 43% and 44%. It expects full fiscal year 2026 advertising expense as a percentage of revenue to be between 9% and 10%. It also expects to be free cash flow positive for the full year.
Stitch Fix has not reconciled its Adjusted EBITDA outlook to GAAP net income (loss) or free cash flow outlook to net cash flows used in operating activities from continuing operations because it does not provide an outlook for GAAP net income (loss) or net cash flows used in operating activities from continuing operations due to the uncertainty and potential variability of restructuring and other one-time costs, net other income (expense), provision for income taxes, stock-based compensation expense, or net cash flows used in operating activities from continuing operations, which are reconciling items between the non-GAAP financial measure and the corresponding GAAP measure. Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlooks to the corresponding GAAP measures are not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss) and free cash flow. For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.

Discontinued Operations
During the first quarter of fiscal 2024, Stitch Fix ceased operations of its UK business and met the accounting requirements for reporting the UK business as a discontinued operation. Accordingly, its unaudited condensed consolidated financial statements reflect the results of the UK business as a discontinued operation for all periods presented. Unless otherwise noted, amounts and disclosures relate to its continuing operations.
Conference Call and Webcast Information
Matt Baer, Chief Executive Officer of Stitch Fix, and David Aufderhaar, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://events.q4inc.com/analyst/976983317?pwd=W3pJoTFe
Upon registration, telephone participants will receive the dial-in number along with a unique passcode that can be used to access the call. A replay of the webcast will also be available for a limited time at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix (NASDAQ: SFIX) is the leading online personal styling service that helps people discover the styles they will love that fit perfectly so they always look - and feel - their best. Few things are more personal than getting dressed, but finding clothing that fits and looks great can be a challenge. Stitch Fix solves that problem. By pairing expert stylists with best-in-class AI and recommendation algorithms, the company leverages its assortment of exclusive and national brands to meet each client's individual tastes and needs, making it convenient for clients to express their personal style without having to spend hours in stores or sifting through endless choices online. Stitch Fix, which was founded in 2011, is headquartered in San Francisco. For more information, please visit https://www.stitchfix.com.
Forward-Looking Statements
This press release and the related conference call and webcast, contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our revenue growth, profitability and long-term targets; our outlook on financial results and metrics for the third quarter and full fiscal year of 2026; our expectations regarding our market and wallet share, market opportunity, client growth, retention, engagement and other trends, including our expectations of positive sequential net active client adds in the third quarter of fiscal 2026; our expectation with respect to the impact of our strategies and priorities, including our transformation strategy and plans for enhancements to our client experience, on our financial results and key metrics; our plans and expectations with respect to our product offerings, AI initiatives, and plans for category expansion; our assessment of the impact of tariffs and the macroeconomic environment on our results of operations and future performance; and our expectations regarding future costs and metrics, including transportation costs, gross margin, average order value, inventory levels, compensation mix, and advertising spend. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; changing consumer behavior; the effect of changes in and uncertainty regarding tariffs or trade policies and our ability to mitigate tariff-related risks; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, Stylists, operations, marketing initiatives, and other key strategic areas, including the implementation of our transformation strategy; risks related to our inventory levels and management; risks related to our supply chain, sourcing of materials and shipping of merchandise; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended November 1, 2025. These documents are available on the SEC Filings section of the investor relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

STITCH FIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)	January 31, 2026	August 2, 2025
Assets
Current assets:
Cash and cash equivalents	$118,782	$113,952
Short-term investments	108,925	120,901
Inventory, net	122,132	118,370
Prepaid expenses and other current assets	54,295	20,649
Total current assets	404,134	373,872
Long-term investments	12,812	7,894
Property and equipment, net	41,488	43,199
Operating lease right-of-use assets	45,000	51,201
Other long-term assets	4,381	4,456
Total assets	$507,815	$480,622
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$92,194	$89,243
Operating lease liabilities	21,737	22,752
Accrued liabilities	107,266	76,348
Gift card liability	7,167	6,238
Deferred revenue	7,728	8,616
Other current liabilities	2,731	3,030
Total current liabilities	238,823	206,227
Operating lease liabilities, net of current portion	58,865	70,759
Other long-term liabilities	787	658
Total liabilities	298,475	277,644
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	744,726	729,444
Accumulated other comprehensive income (loss)	(338)	(434)
Accumulated deficit	(505,008)	(495,992)
Treasury stock, at cost	(30,042)	(30,042)
Total stockholders’ equity	209,340	202,978
Total liabilities and stockholders’ equity	$507,815	$480,622

STITCH FIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended		For the Six Months Ended
(In thousands, except share and per share amounts)	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Revenue, net	$341,297	$312,110	$683,424	$630,928
Cost of goods sold	192,352	173,249	385,155	347,262
Gross profit	148,945	138,861	298,269	283,666
Gross margin	43.6%	44.5%	43.6%	45.0%
Selling, general, and administrative expenses	153,685	147,886	311,584	301,657
Operating loss	(4,740)	(9,025)	(13,315)	(17,991)
Interest income	2,182	2,663	4,538	5,595
Other expense, net	(30)	(79)	(115)	(151)
Loss before income taxes	(2,588)	(6,441)	(8,892)	(12,547)
Provision for income taxes	66	182	124	339
Net loss from continuing operations	(2,654)	(6,623)	(9,016)	(12,886)
Net income from discontinued operations, net of income taxes	—	94	—	101
Net loss	(2,654)	(6,529)	(9,016)	(12,785)
Other comprehensive income (loss):
Change in unrealized gains and losses on available-for-sale securities, net of tax	(13)	(57)	96	(17)
Total other comprehensive income (loss), net of tax	(13)	(57)	96	(17)
Comprehensive loss	$(2,667)	$(6,586)	$(8,920)	$(12,802)
Loss per share from continuing operations attributable to common stockholders:
Basic	$(0.02)	$(0.05)	$(0.07)	$(0.10)
Diluted	$(0.02)	$(0.05)	$(0.07)	$(0.10)
Earnings per share from discontinued operations attributable to common stockholders:
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00
Loss per share attributable to common stockholders:
Basic	$(0.02)	$(0.05)	$(0.07)	$(0.10)
Diluted	$(0.02)	$(0.05)	$(0.07)	$(0.10)
Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders:
Basic	135,354,835	127,984,475	134,350,213	126,978,567
Diluted	135,354,835	127,984,475	134,350,213	126,978,567

STITCH FIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

	For the Six Months Ended
(In thousands)	January 31, 2026	February 1, 2025
Cash Flows from Operating Activities from Continuing Operations
Net loss from continuing operations	$(9,016)	$(12,886)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities from continuing operations:
Change in inventory reserves	6,383	2,047
Stock-based compensation expense	25,901	29,931
Depreciation, amortization, and accretion	11,988	13,481
Other	1,790	54
Change in operating assets and liabilities:
Inventory	(10,145)	(13,735)
Prepaid expenses and other assets	(3,227)	(2,128)
Operating lease right-of-use assets and liabilities	(6,708)	(5,803)
Accounts payable	2,545	(14,945)
Accrued liabilities	(1,147)	762
Deferred revenue	(888)	(179)
Gift card liability	929	851
Other liabilities	(170)	606
Net cash provided by (used in) operating activities from continuing operations	18,235	(1,944)
Cash Flows from Investing Activities from Continuing Operations
Purchases of property and equipment	(9,310)	(7,547)
Purchases of securities available-for-sale	(33,544)	(96,554)
Sales of securities available-for-sale	1,500	2,468
Maturities of securities available-for-sale	39,877	62,659
Net cash used in investing activities from continuing operations	(1,477)	(38,974)
Cash Flows from Financing Activities from Continuing Operations
Proceeds from the exercise of stock options, net	595	6
Payments for tax withholdings related to vesting of share-based awards	(12,308)	(8,106)
Other	(215)	(93)
Net cash used in financing activities from continuing operations	(11,928)	(8,193)
Net increase (decrease) in cash and cash equivalents from continuing operations	4,830	(49,111)
Cash Flows from Discontinued Operations
Net cash used in operating activities from discontinued operations	—	(546)
Net decrease in cash and cash equivalents from discontinued operations	—	(546)
Net increase (decrease) in cash and cash equivalents	4,830	(49,657)
Cash and cash equivalents at beginning of period	113,952	162,862
Cash and cash equivalents at end of period	$118,782	$113,205
Supplemental Disclosure
Cash paid for income taxes	$206	$621
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,499	$1,389
Capitalized stock-based compensation	$1,094	$1,706

Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of its financial information with additional useful information in evaluating the Company’s performance. The Company believes that adjusted EBITDA from continuing operations (“Adjusted EBITDA”) and Adjusted EBITDA margin, which is defined as Adjusted EBITDA divided by net revenue for the period, are frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between continuing operations of companies. The Company believes free cash flow from continuing operations (“Free Cash Flow”) is an important metric because it represents a measure of how much cash from continuing operations the Company has available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of these non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•Adjusted EBITDA excludes interest income and other (income) expense, net as these items are not components of the core business;
•Adjusted EBITDA does not reflect provision for income taxes, which may increase or decrease cash available;
•Adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how the Company attracts and retains employees and a significant recurring expense in its business;
•Adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs attributable to continuing operations that are fundamentally different in strategic nature and frequency from ongoing initiatives. The Company believes exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows;
•Adjusted EBITDA excludes non-ordinary course legal fees for specific proceedings that the Company has determined arise outside of the ordinary course of business and are nonrecurring, infrequent, or unusual; and
•Free Cash Flow does not represent the total residual cash flow available for discretionary purposes and does not reflect future contractual commitments.

Adjusted EBITDA
We define Adjusted EBITDA as net loss from continuing operations excluding interest income, other (income) expense, net, provision for income taxes, depreciation and amortization, stock-based compensation expense, restructuring and other one-time costs, and non-ordinary course legal fees related to our continuing operations. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue for the period. The following table presents a reconciliation of net loss from continuing operations, the most comparable GAAP financial measure, to Adjusted EBITDA, and net loss margin, the most comparable GAAP financial measure, to Adjusted EBITDA margin, for each of the periods presented:

	For the Three Months Ended		For the Six Months Ended
(in thousands)	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net loss from continuing operations	$(2,654)	$(6,623)	$(9,016)	$(12,886)
Add (deduct):
Interest income	(2,182)	(2,663)	(4,538)	(5,595)
Other expense, net	30	79	115	151
Provision for income taxes	66	182	124	339
Depreciation and amortization	6,260	7,115	12,546	14,500
Stock-based compensation expense	14,405	17,281	25,900	29,931
Restructuring and other one-time costs (1)	—	548	—	2,974
Non-ordinary course legal fees (2)	—	—	4,223	—
Adjusted EBITDA	$15,925	$15,919	$29,354	$29,414

Revenue, net	$341,297	$312,110	$683,424	$630,928
Net loss margin	(0.8)%	(2.1)%	(1.3)%	(2.0)%
Adjusted EBITDA margin	4.7%	5.1%	4.3%	4.7%
(1) For the three and six months ended February 1, 2025, restructuring charges were $0.2 million and $1.2 million, respectively, primarily in severance and employee-related benefits and other restructuring costs; and other one-time costs were $0.4 million and $1.8 million, respectively, in one-time bonuses for certain continuing employees.
(2) Non-ordinary course legal fees for the six months ended January 31, 2026, include costs related to a specific class action lawsuit.

Free Cash Flow
We define Free Cash Flow as cash flows provided by operating activities from continuing operations, reduced by purchases of property and equipment that are included in cash flows from investing activities from continuing operations. The following table presents a reconciliation of net cash flows used in operating activities from continuing operations, the most comparable GAAP financial measure, to Free Cash Flow for each of the periods presented:

	For the Three Months Ended		For the Six Months Ended
(in thousands)	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities from continuing operations	$7,322	$(16,212)	$18,235	$(1,944)
Deduct:
Purchases of property and equipment	(3,971)	(3,224)	(9,310)	(7,547)
Free Cash Flow	$3,351	$(19,436)	$8,925	$(9,491)
Net cash provided by (used in) investing activities from continuing operations	$4,272	$(3,245)	$(1,477)	$(38,974)
Net cash used in financing activities from continuing operations	$(7,306)	$(4,408)	$(11,928)	$(8,193)

Operating Metrics

	January 31, 2026	November 1, 2025	August 2, 2025	May 3, 2025	February 1, 2025
Active clients (in thousands)	2,288	2,307	2,309	2,353	2,371
Net revenue per active client	$577	$559	$549	$542	$537
Active Clients
We believe that the number of active clients is a key indicator of the overall health of our business. We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. Clients check out a Fix when they indicate what items they are keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household. A single person could have multiple accounts and count as multiple active clients.

Net Revenue per Active Client
We believe that net revenue per active client is an indicator of client engagement and satisfaction. We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients measured as of the last day of the period.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com